SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2005

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events

In connection with the Company’s pending registration on Form S-8 with the Securities and Exchange Commission of 2.1 million shares of the Company’s common stock pursuant to the 2005 Stock Incentive Plan approved by the shareholders of the Company at the Company’s Annual Meeting on June 8, 2005, Ernst & Young LLP, bcgi’s independent registered public accounting firm, will be reissuing its opinion. As a result of the current status of the Freedom Wireless lawsuit, Ernst & Young LLP’s opinion on the Company’s December 31, 2004 consolidated financial statements will include a going concern modification. A press release issued by the Company on June 20, 2005 is attached as Exhibit 99.1, and the consolidated financial statements of the Company, including a subsequent event footnote relating to the going concern modification, are attached as Exhibit 99.2. The revised opinion of Ernst & Young LLP is attached as Exhibit 99.3. An updated consolidated financial statement schedule II of the Company is attached as Exhibit 99.4

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

See Exhibit Index attached hereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2005	BOSTON COMMUNICATIONS GROUP, INC.

	By:	/s/ Karen A. Walker
Karen A. Walker
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Boston Communications Group, Inc. press release dated June 20, 2005 regarding the re-issuance by our Independent Registered Public Accounting Firm, Ernst and Young LLP, of their opinion on the Company’s consolidated financial statements for December 31, 2004 with a going concern modification.

99.2	Consolidated financial statements of the Company as of December 31, 2004 including subsequent event footnote.

99.3	Reissued opinion of Independent Registered Public Accounting Firm, Ernst & Young LLP on December 31, 2004 consolidated financial statements of the Company dated March 10, 2005 (except Note 12, as to which the date is June 24, 2005).

99.4	Consolidated Financial Statement Schedule II – Valuation and Qualifying Accounts

99.5	Consent of Independent Registered Public Accounting Firm

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